UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

Tri Pointe Homes, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35796	61-1763235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Southwood Blvd, Suite 200
Incline Village, Nevada	89451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (775) 413-1030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2026, Tri Pointe Homes, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated February 13, 2026 (the “Merger Agreement”), with Sumitomo Forestry Co., Ltd. (“Parent”), and Teton NewCo, Inc., an indirect wholly owned subsidiary of Parent (“Merger Sub”).

On May 14, 2026, the Company completed its merger with Merger Sub pursuant to the terms of the Merger Agreement, whereby Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as an indirect wholly owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

(i)

each share of common stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding as of immediately prior to the Effective Time was automatically converted into the right to receive $47.00 per share, in cash, without interest thereon (the “Merger Consideration”), except for shares of Company Common Stock that were (A)(1) held by the Company as treasury stock; (2) held directly by Parent or Merger Sub; or (3) held by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, immediately prior to the Effective Time (collectively, the “Owned Company Shares”), (B) held by any direct or indirect wholly owned subsidiary of the Company, or (C) held by a holder who has not voted in favor of the adoption of the Merger Agreement and who has properly and validly demanded appraisal for such shares of Company Common Stock in accordance, and who has complied in all respects, with Section 262 of the Delaware General Corporation Law;

(ii)	each Owned Company Share was automatically cancelled and ceased to exist, and no consideration or payment was delivered in exchange therefor or in respect thereof; and

(iii)

each share of Company Common Stock held by any direct or indirect wholly owned subsidiary of the Company was converted into such number of shares of common stock of the Surviving Corporation with an aggregate value immediately after the consummation of the Merger equal to the Merger Consideration.

Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger:

(i)

each restricted stock unit (each, a “Company RSU”) granted under the Company Equity Plan (as defined in the Merger Agreement) prior to 2026 and each Company RSU held by a non-employee director of the Company, in each case whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was fully vested, cancelled and automatically converted into the right to receive an amount in cash (without interest and subject to deduction for any required tax withholdings) equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company RSU, and (B) the Merger Consideration;

(ii)

each Company RSU that was not subject to the preceding clause (i) above that was outstanding as of immediately prior to the Effective Time was cancelled and automatically converted into and substituted with a cash award representing the right to receive, upon each applicable vesting date for such Company RSU (or if earlier, upon a severance-eligible termination of employment), and subject to the same time-vesting terms and conditions that applied to such Company RSU (other than vesting terms providing for accelerated vesting in connection with the Merger), as in effect immediately prior to such conversion, an amount in cash (without interest and subject to deduction for any required tax withholdings) equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company RSU that would have vested on such vesting date had such Company RSU remained outstanding through such vesting date, and (B) the Merger Consideration; and

(iii)

each performance stock unit (each, a “Company PSU”) granted under the Company Equity Plan, whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was fully vested, cancelled, and automatically converted into the right to receive an amount in cash (without interest, and subject to deduction for any required tax withholdings) equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company PSU (at maximum performance), and (B) the Merger Consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 13, 2026, and is incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

The Company entered into amendments to the indemnification agreements between the Company and its non-employee directors, effective as of May 14, 2026. The amendments provide that, following his or her term as a director of the Company, the applicable indemnitee is entitled to receive a payment of $10,000 for each day on which he or she is required or requested by the Company to spend more than four hours addressing any proceeding related to his or her prior service as a director, which payment is due within 30 days following invoice. The amendments also provide that reimbursable expenses following such term include business class travel.

The foregoing description of the amendments to the indemnification agreements is not complete and is qualified in its entirety by reference to the full text of the form of amendment to the indemnification agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 14, 2026, the Merger was completed. Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Parent.

The disclosure set forth in the Introductory Note of this Current Report is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that the New York Stock Exchange (“NYSE”) suspend trading of the Company Common Stock effective before the opening of trading on May 14, 2026, and file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist the Company Common Stock from the NYSE and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except to the extent required pursuant to the indentures governing any of the Company’s 5.25% Senior Notes due 2027 or 5.700% Senior Notes due 2028 that remain outstanding, the Company will no longer file periodic or other reports with the SEC.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Item 2.01 of this Current Report is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the completion of the Merger, at the Effective Time, holders of Company Common Stock, Company RSUs, and Company PSUs ceased to have any rights in connection with their holding of such securities (other than their right to receive their applicable amount of the Merger Consideration or cash award as described in the Introductory Note).

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Items 2.01, 3.01, and 5.03 of this Current Report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became an indirect wholly owned subsidiary of Parent.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Items 2.01, 3.01, 5.02, and 5.03 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, Steven J. Gilbert, Lawrence B. Burrows, R. Kent Grahl, Vicki D. McWilliams, and Constance B. Moore resigned as directors (and from all committees thereof, as applicable) of the Company.

Further, effective as of the Effective Time, and until successors are duly elected or appointed and qualified in accordance with law, (i) the directors of Merger Sub serving as of immediately prior to the Effective Time became the directors of the Surviving Corporation and (ii) the officers of the Company serving as of immediately prior to the Effective Time became the officers of the Surviving Corporation.

In connection with the execution of the Merger Agreement, the Company entered into that certain Retention Bonus Agreement, dated February 13, 2026, with Thomas J. Mitchell, the Company’s President and Chief Operating Officer (the “Retention Bonus Agreement”). On May 13, 2026, the Company entered into a letter agreement to reduce the total lump-sum cash retention bonus amount provided for under the Retention Bonus Agreement to $10,865,000. All other terms and provisions of the Retention Bonus Agreement remain in full force and effect.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company as in effect immediately prior to the Merger were each further amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report, which are incorporated herein by reference.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Item 2.01 of this Current Report is incorporated herein by reference.

Item 8.01	Other Events.

On May 14, 2026, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 13, 2026, by and among Sumitomo Forestry Co., Ltd., Teton NewCo, Inc., and Tri Pointe Homes, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2026)

3.1	Second Amended and Restated Certificate of Incorporation of Tri Pointe Homes, Inc.

3.2	Second Amended and Restated Bylaws of Tri Pointe Homes, Inc.

10.1	Form of Amendment to Indemnification Agreement of Tri Pointe Homes, Inc.

99.1	Press Release issued by Tri Pointe Homes, Inc., dated as of May 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules or exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K, as may be applicable. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2026

Tri Pointe Homes, Inc.

By:	/s/ Glenn J. Keeler
Name:	Glenn J. Keeler
Title:	Chief Financial Officer